EXHIBIT 99.1

ITUS Announces Uplisting to NASDAQ

LOS ANGELES, CA – July 9, 2015: ITUS Corporation (“ITUS”) (OTCQB: ITUS), today announced that The NASDAQ Stock Market LLC has approved the listing of the Company’s stock for trading on The NASDAQ Capital Market. Trading of the Company’s securities on The NASDAQ Capital Market will commence effective with the opening of business on Friday, July 10, 2015.

Robert Berman, ITUS’s President and CEO, stated, “NASDAQ is the market where shares of the world’s most innovative and successful, high-tech companies are traded. With the potentially life saving technologies we are developing at Anixa, our cancer diagnostic subsidiary, and plans for other high-tech initiatives,  NASDAQ is exactly where we want to be, and where ITUS belongs”.

Shares of the Company’s common stock will trade on NASDAQ under the stock symbol “ITUS”. Additional information is available in the “Investors” section of the Company’s website.

About ITUS Corporation

ITUS funds, develops, acquires, and licenses emerging technologies such as High-Tech, Biotechnology, Life Sciences, and Informatics.  The company’s wholly owned subsidiary, Anixa Diagnostics, is developing non-invasive, cancer screening tests, and the company and its other subsidiaries have ongoing development and licensing programs involving encrypted communications, advanced materials, and thin-film, flat panel displays. Additional information is available at www.ITUScorp.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS Corporation's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Contact:
Dean Krouch

310-484-5184

dkrouch@ITUScorp.com

 ITUS Corporation:FOCUSED ON INNOVATION™